Exhibit 31.1

CERTIFICATION

I, William C. Kennally III, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2018 of Aceto Corporation (the “Registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: October 25, 2018

/s/ William C. Kennally III President and Chief Executive Officer (Principal Executive Officer)